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                                                                      Exhibit 22

                      CONTINUING GENERAL SECURITY AGREEMENT

                                                          Dated: 5 December 1996

As used in this Agreement:

"Collateral" means all right, title and interest of the Obligor in and to any and all of the following property, whether now or hereafter existing or acquired and wherever located, all products and Proceeds (including but not limited to insurance proceeds) of such property, wherever located and in whatever form, and all books and records pertaining to such property and all other property of the Obligor in which Bank now or hereafter is granted a security interest pursuant to this Agreement or otherwise:

[mark or initial the applicable boxes]

Accounts,         |_|   All Accounts (including, without limitation, all
General                 accounts receivable), General Intangibles (including,
Intangibles,            without limitation, contract rights and tax refunds) and
Chattel                 all returned or repossessed Goods, all Chattel Paper
Paper and               (including, without limitation, leases) and Instruments,
Instruments             and all interests of the Obligor in all guarantees,
                        security agreements and other property securing the payment or performance of obligations under any of the foregoing.

Imported          |_|   All Imported Inventory, and all Documents (including,
Inventory               without limitation, all documents of title, transport or
and                     otherwise) relating to such Inventory.
Documents

Inventory         |_|   All Inventory of every description (including, without
and                     limitation, Imported Inventory, raw materials, work in
Documents               process and finished Goods), and all Documents
                        (including, without limitation, all documents of title, transport or otherwise) relating to such Inventory.

Equipment         |_|   All Equipment of every description and all Accessions
                        thereto.

Fixtures          |_|   All Fixtures of every description and all Accessions
                        thereto located at the Collateral Location or at_______
                        _______________________________________________________
                        _______________________________________________________.

Specific          |X|   All of the following property: Custody Account # ___ in
Property                the name of Wolfensohn Associates L.P. and any and all
                        present and future securities, cash, interest, accounts, contract rights, instruments, dividends, mutual fund shares, security entitlements, financial assets, general intangibles and other property held in such account or received or receivable in respect of or in exchange for any such investments held in such accounts and all interest and dividends on and proceeds of any of the foregoing.

All Property      |_|*  All property of every description (including, without
                        limitation, all Accounts, General Intangibles, Chattel
                        Paper, Instruments, Inventory, Documents, Equipment,
                        Fixtures, Goods and all Accessions to any of the foregoing).


* If no box is marked, Collateral shall mean All Property.

"Collateral Location" means the following address(es) where all Collateral consisting of Inventory, Equipment, Fixtures or other tangible property is located: 452 Fifth Avenue, New York, NY 10018
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"Obligor" means Wolfensohn Associates L.P. and its successors and assigns, and if more than one person is named as Obligor, "Obligor" shall mean each, any or all of them, and their liabilities and obligations hereunder shall be joint and several. Obligor is/are:

      |_| individual(s)

      |_| a corporation organized under the laws of ___________________________.

      |_| a partnership organized  under the laws of __________________________.

      |_| a limited partnership organized  under the laws of __________________.

      |_| other (specify) _____________________________________________________.

            In consideration of any extension of credit or other financial accommodation heretofore, now or hereafter made by Bank to or for the account of the Obligor, or to or for the account of any other Person made by Bank at the request of the Obligor or with respect to which the Obligor's agreements hereunder have been required by Bank, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Obligor, the Obligor agrees as follows:

1. Security Interest; Right of Set-Off. As security for the prompt and unconditional payment of any and all Obligations, the Obligor does hereby grant to Bank a continuing lien upon and security interest in, and does hereby pledge, assign and transfer to Bank, all of the Collateral. In order to secure further the payment of the Obligations, Bank is hereby given a continuing lien upon and is granted a security interest in any and all monies, securities and any and all other property of the Obligor and the proceeds thereof, now or hereafter actually or constructively held or received by or in transit in any manner to or from Bank, its correspondents or agents from or for the Obligor, whether for safekeeping, custody, pledge, transmission, collection or for any other purpose (whether or not for the express purpose of being used by Bank as collateral security), or coming into the possession of Bank or its correspondents or agents in any way, or placed in any safe deposit box leased by Bank to the Obligor, and all such monies, securities and other property shall also constitute "Collateral" and shall be held subject to all the terms of this Agreement as collateral security for the prompt and unconditional payment of any and all Obligations. Obligor hereby assigns and grants Bank a security interest in, and Bank is also given a continuing lien on and/or right of set-off for the amount of the Obligations with respect to, any and all deposits (general or special) and credits of the Obligor with, and any and all claims of the Obligor against, Bank at any time existing, and Bank is hereby authorized at any time or times, without prior notice, to apply such deposit or credits, or any part thereof, to the Obligations in such amounts as Bank may elect, although the Obligations may be contingent or unmatured, and whether the collateral security therefor is deemed adequate or not.

2. Representations of Obligor. The Obligor represents and warrants to bank that (a) no financing statement or other filing listing any of the Collateral as collateral is on file in any jurisdiction (other than any financing statement filed on behalf of Bank, as secured party); (b) the chief executive office of the Obligor, if any, is located at the address set forth in the space provided therefor in this Agreement; (c) all Collateral, other than intangible property and property which is in the possession of Bank or its agents, is located at the Collateral Location(s) and the Obligor has no place of business other than the chief executive office specified herein, if any, and the Collateral Location(s); (d) the Obligor has not created and is not aware of any Lien on or affecting any Collateral other than the lien created by this Agreement in favor of Bank;
      (e) if the Obligor is not a natural person, the execution, delivery and performance of this Agreement have been duly authorized by all required corporate, partnership or other applicable actions of the Obligor; (f) this Agreement constitutes a valid, binding and enforceable obligation of the Obligor; (g) the execution, delivery and performance of this Agreement do not violate any law or any agreement or undertaking to which the Obligor is a party or by which the Obligor may be bound and do not result in the imposition of any Lien upon any Collateral other than the Lien in favor of Bank created by this Agreement; (h) all consents, approvals, authorizations, permits and licenses necessary for the Obligor to enter and perform its obligations under this Agreement and the Obligations and/or to conduct its business have been obtained; (i) the Obligor did not have or conduct business under any name or trade name in any jurisdiction during the past six years other than its name and trade names, if any, set forth on the signature page of this Agreement, and the Obligor is entitled to use such name and trade names; and (j) the Obligor is the legal and beneficial owner of all Collateral specifically identified on page 1 of this Agreement (alongside the box designated "Specific Property") and any Collateral specifically identified in any rider, schedule or exhibit to this Agreement.

3. Covenants. Unless and until all of the Obligations have been indefeasibly paid in full and all commitments of Bank to extend credit which, once extended, would give rise to Obligations, have expired or been terminated, the Obligor shall: (a) keep the Collateral free and clear of any Lien of any kind other than the Lien created by this Agreement; (b) promptly pay, when due, all taxes and transportation, storage,


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      warehousing and other charges and fees affecting or arising out of the
      Collateral and defend the Collateral against all claims and demands of all Persons at any time claiming any interest therein adverse to or the same as that of Bank; (c) at all times keep all insurable Collateral insured at the expense of the Obligor to Bank's satisfaction against loss by fire, theft and any other risks to which the Collateral may be subject, and cause all such policies to be endorsed in favor of Bank and to name Bank as loss payee and as an additional insured, and, if Bank so requests, deposit the same with Bank, and cause all such policies to provide that each insurer will give Bank not less than 30 days' notice in writing prior to the exercise of any right of cancellation; (d) keep the Collateral in good condition at all times (normal wear and tear excepted) and provide Bank with such information as Bank may from time to time request with respect to the location of the Collateral and the Obligor's places of business; (e) give Bank at least 30 days' prior written notice before changing the Obligor's name or chief executive office or changing the location or disposing of any Collateral (other than in connection with the sale of any Inventory in the ordinary course of business); (f) not sell or otherwise dispose of any Collateral except on commercially reasonable terms and in the ordinary course of business; (g) permit Bank, by its officers and agents, to have access to, examine and copy at all reasonable times the Collateral, properties, minute books and other corporate or partnership records, books of accounts, and financial and other business records of the Obligor (including, without limitation, all books, records, ledger cards, computer programs, tapes and computer disks and diskettes and other property recording, evidencing or relating to any Collateral); and (h) promptly notify Bank upon the occurrence of any Event of Default of which the Obligor has knowledge.

4. Events of Default. The occurrence of any of the following events shall constitute an Event of Default: (a) the failure of the Obligor to pay when due any of the Obligations, (b) any representation or warranty of the Obligor to Bank in this Agreement or any other instrument or agreement with or in favor of Bank shall prove to be inaccurate or untrue; (c) the breach by the Obligor of any covenant in this Agreement or in any other instrument or agreement with or in favor of Bank; (d) Bank shall in good faith deem itself insecure at any time with respect to the Obligor's financial condition or ability to pay the Obligations; or (e) Bank shall have determined in good faith that the value of the Collateral has materially decreased after the date of this Agreement. The occurrence of any of the following events with respect to any Obligor, maker, endorser, acceptor, surety or guarantor of, or any other party to, the Obligations or the Collateral shall also constitute an Event of Default: (aa) a default in respect of any liabilities, obligations or agreements, present or future, absolute or contingent, secured or unsecured, matured or unmatured, several or joint, original or acquired, of any of the Responsible Parties to or with Bank; (bb) death (in the case of any of the Responsible Parties who is an individual) or dissolution (in the case of any of the Responsible Parties which is not a natural person); (cc) death or suspension of the usual business activities of any member of any partnership included in the term "the Responsible Parties"; (dd) making, or sending a notice of, an intended bulk transfer; (ee) granting a security interest to anyone other than Bank in any property including, without limitation, the rights of any of the Responsible Parties in the Collateral; (ff) suspension of payment; (gg) the whole or partial suspension or liquidation of its usual business; (hh) failing, after demand, to furnish to Bank any financial information or to permit inspection of books and records of account; (ii) making any misrepresentation to Bank for the purpose of obtaining credit or an extension of credit; (jj) failing to pay any tax, or failing to withhold, collect or remit any tax or tax deficiency when assessed or due; (kk) failing to pay when due any obligations, whether or not in writing; (ll) making of any tax assessment by the United States or any state or foreign country; (mm) entry of a judgment or issuance of an order of attachment or an injunction against, or against any of the property of, any of the Responsible Parties; (nn) commencement against any of the Responsible Parties of any proceeding for enforcement of a money judgment under
      Article 52 of the New York Civil Practice Law and Rules or amendments thereto; (oo) if any of the Responsible Parties or if any of the Obligations or Collateral at any time fails to comply with Regulation U of the Federal Reserve Board or any amendments thereto; (pp) the issuance of any warrant, process or order of attachment, garnishment or lien, and/or the filing of a lien as a result thereof against any of the property of the Obligor whether or not Collateral; (qq) any of the Responsible Parties challenges or institutes any proceeding, or any proceedings are instituted, which challenge the validity, binding effect or enforceability of this Agreement; (rr) any of the Responsible Parties makes, receives or retains any payment on account of indebtedness subordinated to the Obligations in violation of the terms of such subordination; (ss) any of the Responsible Parties or any partnership of which any of the Responsible Parties is a member is expelled from or suspended by any stock or securities exchange or other exchange; (tt) any of the Responsible Parties shall make an assignment for the benefit of creditors or a composition with creditors, shall be unable or admit in writing an inability to pay its respective debts as they mature, shall file a petition in bankruptcy, shall become insolvent (however such insolvency may be evidenced), shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any receiver, liquidator or trustee of or for any of the Responsible Parties or any substantial part of the property or assets of any of the Responsible Parties, shall commence any proceedings relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt,


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      receivership, dissolution or liquidation, law or statute of any jurisdiction, whether now or hereafter in effect, or there shall be commenced against any of the Responsible Parties any such proceeding, or any order, judgment or decree approving the petition in any such proceeding shall be entered, or any of the Responsible Parties shall by any act or failure to act indicate its consent to, approval of or acquiescence in any such proceeding or in the appointment of any receiver, liquidator or trustee of or for any of the Responsible Parties or any substantial part of the property or assets of any of the Responsible Parties, or shall suffer any such appointment, or any of the Responsible Parties shall take any action for the purpose of effecting any of the foregoing, or any court of competent jurisdiction shall assume jurisdiction with respect to any such proceeding or a receiver or trustee or other officer or representative of the court or of creditors, or any court, governmental officer or agency, shall under color of legal authority, take and hold possession of any substantial part of the Collateral or the property or assets of any of the Responsible Parties; or
      (uu) Bank shall in good faith deem itself insecure with respect to the financial condition of any of the Responsible Parties.

5.    Remedies of Bank.

      (a) After the occurrence of an Event of Default, Bank shall have no obligation to make further loans, extensions of credit or other financial accommodations to or on behalf of the Obligor, anything in any other agreement to the contrary notwithstanding.

      (b) After the occurrence of an Event of Default, other than an Event of Default referred to in clause (tt) of the second sentence of Section 4, Bank may declare by notice to the Obligor, any and all Obligations to be immediately due and payable and in the case of any Event of Default referred to in clause (tt) of the second sentence of Section 4 all of the Obligations shall automatically be and become due and payable, in either case without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Obligor, anything in any other agreement to the contrary notwithstanding.

      (c) After the occurrence of an Event of Default, Bank may, without notice to or demand (other than any notice required by law, the giving of which is not waivable), upon the Obligor (all of which are hereby waived by the Obligor), without releasing the Obligor from any obligation under this Agreement or any other instruments or agreements with Bank and without waiving any rights Bank may have or impairing any declaration of default or election to cause the Collateral to be sold or any sale proceeding predicated on the same: (i) demand, collect or receive upon all or any part of the Collateral and assemble or require the Obligor, at the Obligor's expense, to assemble all or any part of the Collateral and, if Bank so requests, the Obligor shall assemble the Collateral and make it available to Bank at a place to be designated by Bank; (ii) without notice, demand or other process and without charge enter any of the Obligor's premises and without breach of peace until Bank completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Obligor's equipment for the purpose of completing any work-in-process, preparing any Collateral for disposition and disposing of or collecting any Collateral, and in exercise of its rights under this Agreement, without payment of compensation of any kind, use any and all trademarks, trade styles, trade names, patents, patent applications, licenses, franchizes and the like to the extent of the Obligor's rights therein and the Obligor hereby grants a license and the right to grant sublicenses for that purpose; (iii) in such manner and to such extent as Bank may deem necessary to protect the Collateral or the interests, rights, powers or duties of Bank, enter into and upon any premises of the Obligor and take and hold possession of all or any part of the Collateral (the Obligor hereby waiving and releasing any claim for damages in respect of such taking) and exclude the Obligor and all other Persons from the Collateral, operate and manage the Collateral and rent and lease the same, perform such reasonable acts of repair or protection as may be reasonably necessary or proper to conserve the value of the Collateral, collect any and all income, rents, issues, profits and proceeds from the Collateral, the same being hereby assigned and transferred to Bank, and from time to time apply or accumulate such income, rents, issues, profits and proceeds in such order and manner as Bank, in its sole discretion, shall instruct, it being understood that the collection or receipt of income, rents, issues, profits or proceeds from the Collateral after declaration of default and election to cause the Collateral to be sold under and pursuant to the terms of this Agreement shall not affect or impair any event of default or declaration of default under any agreement or instrument between the Obligor and Bank or election to cause any Collateral to be sold or any sale proceedings predicated on the same, but such proceedings may be conducted and sale effected notwithstanding the collection or receipt of any such income, rents, issues, profits and proceeds; (iv) take control of any and all of the Accounts, contractual or other rights that are included in the


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            Collateral and Proceeds arising from any such Accounts or
            contractual or other rights, enforce collection, either in the name of Bank or in the name of the Obligor, of any or all of the Accounts, contractual and other rights that are included in the Collateral and Proceeds by suit or otherwise, receive, receipt for, surrender, release or exchange all or any part of such Collateral or compromise, settle, extend or renew (whether or not longer than the original period) any indebtedness under such Collateral; (v) sell all or any part of the Collateral at public or private sale at such place or places and at such time or times and in such manner and upon such terms, whether for cash or credit, as Bank in its sole discretion may determine; (vi) endorse in the name of the Obligor any Instrument, however received by Bank, representing Collateral or Proceeds of any of the Collateral; (vii) require the Obligor to turn over, or instruct the financial institutions holding the same to turn over, all monies and investments in any of Obligor's accounts to Bank; and (viii) exercise all the rights and remedies granted to a secured party under the New York Uniform Commercial Code and all other rights and remedies given to Bank under this Agreement or any other instrument or agreement or otherwise available at law or in equity. Bank shall be under no obligation to make any of the payments or do any of the acts referred to in this Section 5 or elsewhere in this Agreement and any of the actions referred to in this Section 5 or elsewhere in this Agreement may be taken regardless of whether any notice of default or election to sell has been given under this Agreement (provided, however, that all notices required by law, the giving of which may not be waived, shall be given in accordance with such law) without regard to the adequacy of the security for the Obligations.

      (d) The Obligor hereby waives notice of the sale of any Collateral by Bank pursuant to any provision of this Agreement or any applicable provisions of the Uniform Commercial Code or other applicable law. In the event that notice of the sale of Collateral cannot be waived or Bank gives notice of such sale to the Obligor, Bank will give the Obligor notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is to be made by sending notice, as provided below, at least five days before the time of the sale or disposition, which provisions for notice the Obligor and Bank agree are reasonable. No such notice need be given by Bank with respect to Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market.

      (e) Bank may apply the net proceeds of any sale, lease or other disposition of Collateral, after deducting all costs and expenses of every kind incurred thereon or incidental to the retaking, holding, preparing for sale, selling, leasing or the like of the Collateral or in any way relating to the rights of Bank thereunder, including attorneys' fees and expenses hereinafter provided for, to the payment, in whole or in part, in such order as Bank may elect, of one or more of the Obligations, whether due or not due, absolute or contingent, making proper rebate for interest or discount on items not then due, and only after so applying such net proceeds and after the payment by Bank of any other amounts required by any existing or future provision of law (including Section 9-504(l)(c) of the Uniform Commercial Code of any jurisdiction in which any of the Collateral may at the time be located) need Bank account for the surplus, if any. The Obligor shall remain liable to Bank for the payment of any deficiency, with interest at the default rate provided for in the instruments, if any, evidencing the Obligations, but if there is no such instrument with respect to any Obligation or no default rate is specified therein, at a variable rate equal to 4% above the Bank's reference lending rate applicable to domestic commercial loans as established by Bank from time to time, but in no event shall such rate exceed the maximum rate allowed by law. Bank may make loans to its customers above, at or below its reference rate.

      (f) Whether or not an Event of Default shall have occurred, Bank may sell all or any part of the Collateral, although the Obligations may be contingent or unmatured, whenever in its discretion Bank considers such sale necessary for its protection. Any such sale may be made without prior demand for payment on account, margin or additional margin or any other demands whatsoever; the making of any such demands shall not establish a course of conduct nor constitute a waiver of the right of Bank to sell the Collateral as herein provided or of the right of Bank to accelerate the maturity of the Obligations as herein provided.

6. Additional Rights of Bank and Duties of Obligor Regarding Obligations and Collateral.

      (a) If the Obligor, as registered holder of any Collateral, shall become entitled to receive or does receive any stock certificate, option or right, whether as an addition to, in substitution of, or in exchange for, such Collateral, or otherwise, the Obligor agrees to accept same as Bank's agent and to hold same in trust for Bank, and to forthwith deliver the same to Bank in the exact form


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            received, with the Obligor's endorsement when necessary or requested by Bank, to be held by Bank as Collateral.

      (b) The Obligor waives protest demand for payment, notice of default or nonpayment to the Obligor or any other party liable for or upon any of said Obligations or Collateral.

      (c) The Obligor consents that the obligation of any party upon or of any guarantor, surety or indemnitor for any Obligations or any Collateral may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, settled or released and that any Collateral or Liens for any Obligations may, from time to time, in whole or in part, be exchanged, sold, released or surrendered, by Bank, all without any notice to, or further assent by, or any reservation of rights against, the Obligor, and all without in any way affecting or releasing the liability of the Obligor with respect to such Obligations or any security interest hereby created.

      (d) Bank shall not be liable for failure to collect or realize upon the Obligations or upon the Collateral, or any part thereof, or for any delay in so doing, nor shall Bank be under any obligation to take any action whatsoever with regard thereto. Bank shall use reasonable care in the custody and preservation of the Collateral in its possession but need not take any steps to preserve rights against prior parties or to keep the Collateral identifiable. Bank shall have no obligation to comply with any recording, re-recording, filing, re-filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Bank's rights in and to the Collateral or any part thereof. Bank may exercise any right of the Obligor with respect to any Collateral. Bank shall have no duty to exercise any of the aforesaid rights, privileges or options with respect to any Collateral and shall not be responsible for any failure to do so or delay in so doing.

      (e) In any statutory or non-statutory proceeding affecting the Obligor or any Collateral, Bank or its nominee may, whether or not an Event of Default shall have occurred and regardless of the amount of the Obligations, file a proof of claim for the full amount of any Collateral and vote such Claim for the full amount thereof (i) for or against any proposal or resolution; (ii) for a trustee or trustees or for a committee of creditors; and/or (iii) for the acceptance or rejection of any proposed arrangement, plan of reorganization, wage earners' plan, composition or extension; and Bank or its nominee may receive any payment or distribution and give acquittance therefor and may exchange or release any Collateral.

      (f) Whether or not an Event of Default shall have occurred, Bank may, without notice to or demand upon the Obligor, (i) commence, appear in or defend any action or proceeding purporting to affect all or any part of the Collateral or the interests, rights, powers or duties of Bank, whether brought by or against the Obligor or Bank; and/or (ii) pay, purchase, contest or compromise any claim, debt, lien, charge or encumbrance which in the judgment of Bank may affect or appear to affect the Collateral or the interests, rights, powers or duties of Bank.

      (g) Any and all stocks, bonds or other securities held by Bank as Collateral hereunder may, without notice (and whether or not a default exists), be registered in the name of Bank or its nominee without disclosing that Bank is a pledgee. Bank (whether or not a default exists and regardless of the amount of the Obligations) or its nominee may, without notice, exercise all voting and corporate rights at any meeting of any corporation issuing such stocks, bonds or other securities, and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to such stocks, bonds or other securities as if the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of such stocks, bonds or other securities for other stocks, bonds, securities or any other property upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing the same or upon the exercise by the issuing corporation or Bank of any right, privilege or option pertaining to such stocks, bonds or other securities, and in connection therewith, to deposit and deliver any and all of such stocks, bonds or other securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it. Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or for any delay in so doing.

7. Sale of Collateral Consisting of Securities. The Obligor recognizes that Bank may be unable to effect a public sale of any securities which may constitute a portion of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws and instead may resort to one or more private sales of such Collateral to a restricted group of purchasers who would be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Obligor recognizes and agrees that, because of this restriction, sales of securities may result in prices and other terms less favorable to the seller than if the disposition were made pursuant to a public sale and, notwithstanding such circumstances, agrees that any such private or limited sale or sales shall be deemed to have been made in a commercially reasonable manner. Bank shall be under no obligation to delay a sale of any of the securities constituting part of the Collateral for the period of time necessary to permit the issuer of such securities to register them for public sale under the Securities Act of 1933 or under applicable state securities laws.

8. Collection Rights of Bank. The Obligor agrees that at any time, whether or not an Event of Default shall have occurred, Bank shall have the right to notify an account debtor (with respect to any Collateral consisting of Accounts), or the obligor on any Instrument or other right or claim of the Obligor to any payment which is Collateral, to make payment directly to Bank, whether or not an Event of Default shall have occurred and whether or not the Obligor was theretofore making collections on such Collateral, and also to take control of any Proceeds Bank is entitled to under Section 9-306 of the New York Uniform Commercial Code. If any Collateral consists of Accounts, Instruments or other rights or claims of the Obligor to any payment, then at Bank's request, the Obligor shall promptly notify (in manner, form and substance satisfactory to Bank) all Persons obligated to the Obligor under any such Accounts, Instruments or other rights or claims of the Obligor to any payment that Bank possesses a security interest in such Accounts, Instruments or other rights or claims of the Obligor to any payment and that all payments in respect of such Accounts, Instruments or other rights or claims of the Obligor to any payment are to be made directly to Bank. The Obligor shall not settle, compromise or adjust any disputed amount, or allow any credit, rebate or discount with respect to any Account, Instrument or other right or claim of the Obligor to any payment which constitutes Collateral. After Bank shall have given any notice of the type specified in the first sentence of this Section 8, any and all amounts received by the Obligor from the account debtor or other obligor so notified shall be promptly remitted to Bank, and until so remitted shall be segregated by the Obligor and held in trust for Bank.

9. Additional Security. If Bank shall at any time hold security for any Obligations in addition to the Collateral, Bank may enforce the terms of this Agreement or otherwise realize upon the Collateral, at its option, either before or concurrently with the exercise of remedies as to such other security or, after a sale is made of such other security, it may apply the proceeds upon the Obligations without affecting the status of or waiving any right to exhaust all or any other security, including the Collateral, and without waiving any breach or default or any right or power whether exercised under this Agreement, contained in this Agreement, or provided for in respect of any such other security.

10. Preservation and Protection of Security Interest; Power of Attorney. The Obligor will faithfully preserve and protect the Lien in the Collateral created by this Agreement and will, at its own cost and expense, cause such Lien to be perfected and continue to be perfected and to be and remain prior to all other Liens, so long as all or any part of the Obligations are outstanding and unpaid, and for such purpose the Obligor will from time to time at the request of Bank (i) make notations of the security interest in certificates of title of Collateral, a security interest in which is perfected by such notation, and deliver the same to Bank, (ii) deliver possession of Collateral (concurrent with the acquisition of such Collateral) to Bank, a security interest in which is perfected by the taking of possession, and (iii) file or record, or cause to be filed or recorded, such instruments, documents and notices, including financing statements and continuation statements, as Bank may reasonably deem necessary or advisable from time to time in order to perfect and continue to perfect such Liens and to maintain their priority over all other Liens. The Obligor will do all such other acts and things and will execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, assignments, and notices as Bank may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of the Liens in the Collateral as contemplated by this Agreement. Bank, acting through its officers, employees and authorized agents, is hereby irrevocably appointed the attorney-in-fact of the Obligor to do, at the Obligor's expense, all acts and things which Bank may reasonably deem necessary or advisable to preserve, perfect, continue to perfect and/or maintain the priority of such Liens in the Collateral, including the signing of financing, continuation or other similar statements and notices on behalf of the Obligor, and which the Obligor is required to do by the terms of this Agreement. The Obligor hereby authorizes Bank to sign and file financing statements with respect to the Collateral without the signature of the Obligor. The Obligor shall pay all filing fees for financing statements with respect to the Collateral.

11. Risk of Loss; Insurance. Risk of loss of, damage to or destruction of the Collateral is and shall remain upon the Obligor. If the Obligor fails to obtain and keep in force insurance covering the Collateral as required by
      Section 3 of this Agreement, or fails to pay the premiums on such insurance when due, Bank may, but is not obligated to, do so for the account of the Obligor and the cost of so doing shall thereupon become an Obligation. Such amounts shall be payable by the Obligor upon demand by the Bank and following demand shall bear interest at a variable rate equal to 4% above the Bank's reference lending rate applicable to domestic commercial loans as established by Bank from time to time, but in no event shall such rate exceed the maximum rate allowed by law. Bank, acting through its officers, employees and authorized agents, is hereby irrevocably appointed the attorney-in-fact of the Obligor to endorse any draft or check that may be payable to the Obligor in order to collect the proceeds of such insurance or any return or unearned premiums.

12. Change in Law. In the event of the passage, after the date of this Agreement, of any law which has the effect of changing in any way the laws now in force for the taxation of security documents such as this Agreement or debts secured by such security documents or the manner of the collection of any such taxes so as in any case to affect this Agreement or to impose payment of the whole or any portion of any taxes, assessments or other similar charges against the Collateral upon Bank, the Obligations shall immediately become due and payable at the option of Bank and upon 30 days notice to the Obligor.

13. Expenses. The Obligor hereby agrees to pay any and all expenses incurred by Bank in enforcing any rights under this Agreement or in defending any of its rights to any amounts received hereunder. Without limiting the foregoing, the Obligor agrees that whenever any attorney is used by Bank to obtain payment hereunder, to advise it as to its rights, to adjudicate the rights of the parties hereunder or for the defense of any of its rights to amounts secured, received or to be received hereunder, Bank shall be entitled to recover all reasonable attorneys' fees and disbursements, court costs and all other expenses attributable thereto.

14. Notices. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by registered or certified mail or by facsimile transmitter or tested telex, and shall be effective when sent, and shall be sent as follows:

      If to the Obligor, to the address set forth below its signature or such other address as it may designate, by written notice to Bank as herein provided or to any other address as may appear in the records of Bank as Obligor's address.

      If to Bank, to Republic National Bank of New York, 452 Fifth Avenue, New York, New York 10018, Attention: Loan Department, or such other address as it may designate, by written notice to the Obligor as herein provided.

15. Additional Definitions. The following terms have the following meanings unless otherwise specified herein:

      "Accessions," "Account," "Chattel Paper," "Document," "Equipment," "Fixtures," "General Intangibles," "Goods," "Instrument" and "Inventory" have the meanings assigned to those terms by the New York Uniform Commercial Code, as amended.

      "Agreement" means this Continuing General Security Agreement.

      "Bank" means Republic National Bank of New York, a National Banking Association, and its successors and assigns, and any Person acting as agent or nominee for Republic National Bank of New York and any corporation the stock of which is owned or controlled directly or indirectly by, or is under common control with, Republic National Bank of New York and/or Republic New York Corporation.

      "Claims" means each "claim" as that term is defined under Section 101(4) of the United States Bankruptcy Code, and any amendments thereto (Title 11, United States Code).

      "Event of Default means any of the events described in Section 4 of this Agreement.

      "Imported Inventory" means all Inventory of the Obligor of every description (including, without limitation, raw materials, work in process and finished Goods) imported from outside of the United States, including but not limited to Inventory consisting of parts or components produced in whole or in part in the United States and sent outside of the United States for assembly, completion or packaging.

      "Lien" means any lien, security interest, pledge, hypothecation, encumbrance or other claim in or with respect to any property.

      "Obligations" means any and all indebtedness, obligations and liabilities of the Obligor to Bank, and all Claims of Bank against the Obligor, now existing or hereafter arising, direct or indirect (including participations or any interest of Bank in indebtedness of the Obligor to others), acquired outright, conditionally, or as collateral security from another, absolute or contingent, joint or several, secured or unsecured, matured or unmatured, monetary or non-monetary, arising out of contract or tort, liquidated or unliquidated, arising by operation of law or otherwise, and all extensions, renewals, refundings, replacements and modifications of any of the foregoing.

      "Person" means any natural person, corporation, partnership, trust, government or other association or legal entity.

      "Proceeds" has the meaning assigned to that term by the New York Uniform Commercial Code, as amended, and also means all "proceeds," "products," "offspring," "rents" or "profits" of any property, as such quoted terms are used in the United States Bankruptcy Code, and any amendments thereto (Title 11, United States Code).

      "Responsible Parties" includes all Obligors and all makers, endorsers, acceptors, sureties and guarantors of, and all other parties to, the Obligations or the Collateral.

16. Miscellaneous. This Agreement shall remain in full force and effect and shall be binding upon the Obligor, its successors and assigns, in accordance with its terms, notwithstanding any increase, decrease or change in the partners of the Obligor, if it should be a partnership, or the merger, consolidation, or reorganization of the Obligor, if it be a corporation, or any other change concerning the form, structure or substance of any such entity. If there is more than one Person named as an Obligor in this Agreement, this Agreement shall be binding upon each of the Obligors who execute and deliver this Agreement to Bank even if this Agreement is not executed by any other Person or Persons also named as an Obligor herein. Bank may assign all or a portion of its rights under this Agreement and may deliver the Collateral, or any part thereof, to any assignee and such assignee shall thereupon become vested with all the powers and rights given to Bank in respect thereof; and Bank shall thereafter be forever relieved and discharged from any liability or responsibility in the matter but, with respect to any Collateral not so delivered or assigned, Bank shall retain all powers and rights given to it hereby. The execution and delivery hereafter to Bank by the Obligor of a new security agreement shall not terminate, supersede or cancel this Agreement, unless expressly provided therein, and this Agreement shall not terminate, supersede or cancel any security agreement previously delivered to Bank by the Obligor, and all rights and remedies of Bank hereunder or under any security agreement hereafter or heretofore executed and delivered to Bank by the Obligor shall be cumulative and may be exercised singly or concurrently. This Agreement may not be changed or terminated orally, but only by a writing executed by the Obligor and a duly authorized officer of Bank. Unless Bank, in its discretion, otherwise agrees, the security interests granted in this Agreement shall not terminate until all of the Obligations have been indefeasibly paid in full and all commitments of Bank to extend credit which, once extended, would give rise to Obligations have expired or been terminated. No delay on the part of Bank in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No modification or waiver of this Agreement or any provision hereof or of any other agreement or instrument made or issued in connection herewith or contemplated hereby, nor consent to any departure by the Obligor therefrom, shall in any event be effective, irrespective of any course of dealing between the parties, unless the same shall be in a writing executed by a duly authorized officer of Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Obligor in any case shall thereby entitle the Obligor to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any other remedies provided at equity or by law and all such remedies may be exercised singly or concurrently. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not (to the full extent permitted by law) in any way be affected or impaired. The descriptive headings used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof. The word "including" shall be deemed to be followed by the words "without limitation." The Obligor waives any and all notice of the acceptance of this Agreement by Bank, or of the creation, accrual or maturity (whether by declaration or otherwise) of any and all Obligations, or of any renewals or extensions thereof from time to time, or of Bank's reliance on this Agreement.

17. Governing Law; Consent to Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within that state. The Obligor hereby consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York and consents that any action or proceeding hereunder may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and authorizes the service of process on the Obligor by registered or certified mail sent to any address authorized in Section 14 as an address for the sending of notices.

18.   RIGHT OF BANK TO ARBITRATE DISPUTES.

      (a) THE OBLIGOR AGREES THAT ANY ACTION, DISPUTE, PROCEEDING, CLAIM OR CONTROVERSY BETWEEN OR AMONG THE PARTIES WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ("DISPUTE" OR "DISPUTES") SHALL, AT BANK'S ELECTION, WHICH ELECTION MAY BE MADE AT ANY TIME PRIOR TO THE COMMENCEMENT OF A JUDICIAL PROCEEDING BY BANK, OR IN THE EVENT OF A JUDICIAL PROCEEDING INSTITUTED BY THE OBLIGOR AT ANY TIME PRIOR TO THE LAST DAY TO ANSWER AND/OR RESPOND TO A SUMMONS AND/OR COMPLAINT MADE BY THE OBLIGOR, BE RESOLVED BY ARBITRATION IN NEW YORK, NEW YORK IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 18 AND SHALL, AT THE ELECTION OF BANK, INCLUDE ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH (I) THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, (II) ALL PAST, PRESENT AND FUTURE AGREEMENTS INVOLVING THE PARTIES, (III) ANY TRANSACTION CONTEMPLATED HEREBY AND ALL PAST, PRESENT AND FUTURE TRANSACTIONS INVOLVING THE PARTIES AND (IV) ANY ASPECT OF THE PAST, PRESENT OR FUTURE RELATIONSHIP OF THE PARTIES. Bank may elect to require arbitration of any Dispute with the Obligor without thereby being required to arbitrate all Disputes between Bank and the Obligor. Any such Dispute shall be resolved by binding arbitration in accordance with Article 75 of the New York Civil Practice Law and Rules and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of any inconsistency between such Rules and these arbitration provisions, these provisions shall supersede such Rules. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this subsection 18(a). In any arbitration proceeding subject to these provisions, the arbitration panel (the "arbitrator") is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator's sole discretion) pre-hearing motions which are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication. In any such arbitration proceeding, the arbitrator shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever an arbitration is required, the parties shall select an arbitrator in the manner provided in subsection 18(d).

      (b) No provision of, nor the exercise of any rights under, subsection 18(a) shall limit the right of any party (i) to foreclose against any real or personal property collateral through judicial foreclosure, by the exercise of a power of sale under a deed of trust, mortgage or other security agreement or instrument, pursuant to applicable provisions of the Uniform Commercial Code, or otherwise pursuant to applicable law, (ii) to exercise self help remedies including but not limited to setoff and repossession, or
            (iii) to request and obtain from a court having jurisdiction before, during or after the pendency or any arbitration, provisional or ancillary remedies and relief including but not limited to injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of Bank, even if Bank is the plaintiff, to submit the Dispute to arbitration if Bank would otherwise have such right.

      (c) Bank may require arbitration of any Dispute(s) concerning the lawfulness, unconscionableness, propriety, or reasonableness of any exercise by Bank of its right to take or dispose of any Collateral or its exercise of any other right in connection with Collateral including, without limitation, judicial foreclosure, exercising a power of sale under a deed of trust or mortgage, obtaining or executing a writ of attachment, taking or disposing of property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or otherwise as permitted by applicable law, notwithstanding any such exercise by Bank.

      (d) Whenever an arbitration is required under subsection 18(a), the arbitrator shall be selected, except as otherwise herein provided, in accordance with the Commercial Arbitration Rules of the AAA. A single arbitrator shall decide any claim of $100,000 or less and he or she shall be an attorney with at least five years' experience. Where the claim of any party exceeds $100,000, the Dispute shall be decided by a majority vote of three arbitrators, at least two or whom shall be attorneys (at least one of whom shall have not less than five years' experience representing commercial banks).

      (e) In the event of any Dispute governed by this Section 18, each of the parties shall, subject to the award of the arbitrator, pay an equal share of the arbitrator's fees. The arbitrator shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrators' fees, and court costs) to the prevailing party.

19. WAIVER OF TRIAL BY JURY. EACH OF BANK AND THE OBLIGOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE OBLIGATIONS.

20. WAIVER OF CERTAIN OTHER RIGHTS. THE OBLIGOR HEREBY WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY CLAIMS OF LACHES OR SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

      IN WITNESS WHEREOF, the Obligor(s) has/have executed this Continuing General Security Agreement.


Chief Executive Office:           Wolfensohn Associates, L.P.
                                  Name of the Obligor, if an Entity

                                  By: Wolfensohn Partners, L.P., General Partner
                                  By:      /s/ Richard Morgan
--------------------------------      ------------------------------------------
                                  Title:  Richard C.E. Morgan, Managing Partner
--------------------------------      ------------------------------------------

Address of the Obligor:                      RICHARD C. E. MORGAN
                                                GENERAL PARTNER
                                           WOLFENSOHN PARTNERS L.P.
                                                GENERAL PARTNER
                                          WOLFENSOHN ASSOCIATES L.P.

                                  ------------------------------------------
                                  Signature of Individual Obligor

--------------------------------  ------------------------------------------
                                  Print Name

--------------------------------

Address of Additional Obligor:
                                  ------------------------------------------
                                  Signature of Additional Obligor

--------------------------------  ------------------------------------------
                                  Print Name

--------------------------------

[Individual Acknowledgment(s)]
STATE OF NEW YORK
COUNTY OF ______________

            On this ______ day of _______________, 19___, before me personally appeared _______________________________ and __________________________, to me
known, and known to me to be the individual(s) described in and who executed the foregoing instrument and (t)(s) he(y) duly acknowledged to me that (t)(s)he(y) executed the same.


                                                 -------------------------------
                                                 Notary Public

[Partnership Acknowledgment]
STATE OF NEW YORK
COUNTY OF _____________

            On this ______ day of _______________, 19___, before me personally appeared _______________________________ and __________________________ to me
known and known to me to be the members of __________________________, the partnership mentioned and described in and which executed the foregoing instrument, and the said members duly acknowledged to me that they executed said instrument for and on behalf of and with the authority of the said partnership for the uses and purposes therein mentioned.


                                                 -------------------------------
                                                 Notary Public

[Corporate Acknowledgment]
STATE OF NEW YORK
COUNTY OF _____________

            On this ______ day of _______________, 19___, before me personally came _______________________________ and __________________________ to me known who, being duly sworn, deposes and says that (t)(s)he(y) is/are the __________________________ and __________________________, the corporation described in and which executed the above instrument; that (t)(s)he(y) know(s) the seal of the corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and (t)(s)he(y) signed his(her)(their) name(s) by like order.


                                                 -------------------------------
                                                 Notary Public

                               SECRETARY'S CERTIFICATE

I, __________________________________, do hereby certify as follows:

1. I am duly elected, qualified and acting Secretary of ___________________________________, a _____________________________
      corporation (the "Corporation"), and as such Secretary have the care and custody of the corporate books and records, have personal knowledge of the matters set forth herein, and have authority to make this Certificate for and on behalf of the Corporation.

2. At a special meeting of the directors of the Corporation, called in accordance with the provisions of the By-Laws of the Corporation and held on ___________, 19__, or pursuant to the unanimous written consent of the directors of the Corporation dated ____________, 19__, as authorized by the By-Lass of the Corporation, the following resolutions were adopted by the unanimous vote or consent of all the directors.

      WHEREAS, the Corporation desires to Republic National Bank of New York (hereinafter referred to as the "Bank") hereafter to extend credit or other financial accommodations to the Corporation upon such terms and conditions as may be required by the Bank,

      IT IS, THEREFORE, RESOLVED, that the Corporation shall grant to the Bank a security interest in property of the Corporation designated by any officer of the Corporation to secure any and all obligations of the Corporation to the Bank, whether now existing or hereafter incurred; and

      FURTHER RESOLVED, that any officer of the Corporation be, and each of them hereby is, authorized and directed to execute, and the Secretary or any Assistant Secretary of the Corporation is hereby authorized and directed to attest to and to affix the seal of the Corporation to, any security agreements and other instruments or documents related thereto, in the form required by the Bank; and

      FURTHER RESOLVED, that the Corporation shall agree to submit to arbitration and to waive the right of trial by jury with respect to any dispute arising under such security agreement or any related document.

3. I further certify that the foregoing resolutions remain in full force and effect and have not been rescinded or modified in any manner whatsoever and neither their adoption nor their implementation violate the Corporation's certificate of incorporation or by-laws or breach or constitute a default under any agreement or indenture to which the Corporation is a party or by which it is bound.

IN WITNESS WHEREOF, I have set my hand and the seal of ________________________________, at ___________________________ this
______________________ day of _____________, 19____.


[SEAL]

                                                        ------------------------
                                                        Secretary

                         Amendment to the Continuing
                          General Security Agreement


      Rider to Continuing General Security Agreement (dated December 5, 1996 from Wolfenson Associates L.P., Obligor, in favor of the Bank (as defined therein)).

1. Section 4 of the Continuing General Security Agreement is hereby amended as follows:

      a. Clause (b) is amended to insert the words "material to the Bank's credit decision" after the words "representation or warranty" and prior to the words "of the Obligor".

      b. Clause (c) is amended to insert the words "material to the Bank's credit decision" after the words "any covenant" and prior to the words "in this Agreement".

      c. The word "or" is inserted prior to clause (d) and deleted prior to clause (e).

      d.    Clause (e) is deleted in its entirety.

      e. The words "or guarantor of" are deleted from the second sentence thereof, and the words "James D. Wolfensohn" are inserted in their place. The words "(other than Richard Morgan, Robert Bertoldi or Seth Cunningham)" are inserted after the words "or any other party" and prior to the words "to, the Obligations".

      f.    Clause (ff) is deleted in its entirety.

      g. Clause (jj) is amended to insert at the end thereof the words "in excess of $100,000, provided that this clause (jj) shall not apply with respect to taxes or tax deficiencies being contested in good faith."

      h. Clause (ll) is amended to insert at the end thereof the words "not paid within 30 days thereof or contested in good faith".

      i. Clause (mm) is amended to insert at the end thereof the words "in excess of $100,000, provided that this clause (mm) shall not apply with respect to judgments, orders and injunctions being contested in good faith".

      j. Clause (nn) is amended to insert at the end thereof the words "that is not stayed pursuant to the filing of an appeal or other proceeding in good faith".

2. Section 15 is amended to delete from the definition of Responsible Parties the words "guarantors of" and to insert in their place the words "James D. Wolfensohn", and to insert after the words "all other parties" and prior to the words "to, the Obligations" the words "(other than Richard Morgan, Robert Bertoldi and Seth Cunningham)".

      IN WITNESS WHEREOF, this Rider is signed as of August 19, 1997.

                                          WOLFENSOHN ASSOCIATES II L.P.



                                          By: Wolfensohn Partners II, LLC,
                                              its general partner


                                          /s/  Richard Morgan
                                          ---------------------------------
                                          Richard Morgan
                                          Member

REPUBLIC NATIONAL BANK
  OF NEW YORK


/s/ Mary A. Pan
-------------------------------
By:    Mary A. Pan
Title: First Vice President

                            AMENDED MARGIN AGREEMENT

      Rider to Continuing General Security Agreement (dated December 5, 1996 from Wolfensohn Associates L.P., Obligor, in favor of the Bank (as defined therein)).

      Reference is made to the heading "Specific Property" referred to in this Continuing General Security Agreement and to the securities ("Marketable Securities") of the types described in Exhibit A, attached hereto, and to any renewals, substitutions or replacements and all proceeds thereof, from time to time held in Account No. 7771 or any successor account ("Account") referred to under such heading. Obligor acknowledges and agrees that the value of the Marketable Securities shall at all times have the Collateral Value, as defined below, at least equal to the Obligations. If at any time the Collateral Value is less than the Obligations (a "Margin Shortfall"), the Bank may give notice to the Obligor in accordance with Section 14 hereof, at the address set forth below, that a Margin Shortfall exists and the amount of such Shortfall (the "Margin Shortfall Notice"). If within 15 business days of the date of such Margin Shortfall Notice, the Obligor has neither (a) deposited with the Bank in the Account an amount equal to the amount set forth in the Margin Shortfall Notice of cash and/or additional Marketable Securities satisfactory to the Bank and approved by the Bank in writing or (b) prepaid an amount of the Obligations at least equal to the amount set forth in the Margin Shortfall Notice, then the Bank may, in its sole discretion, (x) sell such amount of Marketable Securities and apply the proceeds of such sale to the Obligations so as to cause the Obligations to cease to be less than the Collateral Value or (y) declare the Obligations immediately due and payable notwithstanding the absence of any default by the Borrower under the Obligations whereupon an Event of Default shall be deemed to have occurred hereunder and the Bank may sell the Marketable Securities and otherwise exercise its remedies hereunder or as are otherwise available to it. As used herein, the term "Collateral Value" shall mean the sum of any cash held in such Account and the sum of the respective products obtained by multiplying the fair market value, as determined by the Bank, of each type of Marketable Security held in such Account, by applicable percentage for such type of security set forth in Exhibit A hereto.

      This Margin Agreement amends and restates in the entirety the Margin Agreement from Wolfensohn Associates L.P. in favor of the Bank originally attached to the Continuing General Security Agreement.

Dated: As of August 19, 1997                    WOLFENSOHN ASSOCIATES II L.P.

                                                By: Wolfensohn Partners II, LLC,
                                                   its General Partner

                                                   /s/ Richard Morgan
                                                --------------------------------
                                                Richard Morgan, Member

Republic National Bank of New York
                                                Addresses for Notices
                                                590 Madison Avenue
                                                New York, New York 10022
By: /s/ Mary Pan                                Fax No. (212) 849-8170
    ----------------------------                c/o Jackson Hole Mgt. Co. Inc.